Exhibit 10.1

TRINITY CAPITAL INC.

$50,000,000 6.00% CONVERTIBLE Notes due 2025

PURCHASE/PLACEMENT AGREEMENT

December 4, 2020

PURCHASE/PLACEMENT AGREEMENT

December 4, 2020

Keefe, Bruyette & Woods, Inc.

A Stifel Company

787 Seventh Avenue, Fourth Floor

New York, New York 10019

Dear Sirs and Madams:

Pursuant to the terms and conditions of this Purchase/Placement Agreement (this “Agreement”), Trinity Capital Inc., a Maryland corporation (the “Company”), proposes to sell and issue to you, Keefe, Bruyette & Woods, Inc. (“KBW”), as initial purchaser, an aggregate principal amount of the Company’s 6.00% Convertible Notes due 2025 (the “Notes”) set forth on Schedule A hereto and designated as 144A/Regulation S Notes (the “144A/Regulation S Notes”).

KBW will also act as the Company’s sole placement agent in connection with the Company’s offer and sale to certain “accredited investors” (as such term is defined in Rule 501(a) under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) (each such investor, an “Accredited Investor,” and collectively, the “Accredited Investors”) of that aggregate principal amount of Notes set forth on Schedule A hereto and designated as Regulation D Notes (the “Regulation D Notes”) as set forth in the Offering Memorandum (as defined below) under the headings “Plan of Distribution” and “Private Placement.” The offer and sale of the Regulation D Notes is referred to herein as the “Private Placement.”

The Notes will be issued pursuant to the provisions of an indenture, dated as of January 16, 2020 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as supplemented by that certain second supplemental indenture thereto, to be entered into by and between the Company and the Trustee on the Closing Date (as defined below) (the “Second Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”). The Notes will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”), between the Company and DTC. The Notes will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), cash, and/or a combination of cash and the Underlying Securities, as set forth in the Indenture and in accordance with the terms of the Notes.

The offer and sale of the 144A/Regulation S Notes to KBW and the Regulation D Notes to the Accredited Investors, respectively, will be made without registration of the Notes under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”) in reliance upon exemptions from the registration requirements of the Securities Act, including as provided by Section 4(a)(2) thereof and Regulation D thereunder. KBW has advised the Company that KBW will make offers and sales (“Exempt Resales”) of the 144A/Regulation S Notes purchased by KBW hereunder (such Notes referred to collectively herein as “Resale Notes”) in accordance with Section 3 hereof and on the terms set forth in the Offering Memorandum and the Indenture, as soon as KBW deems advisable after this Agreement has been executed and delivered.

In connection with the offer and sale of the Notes, the Company has prepared an offering memorandum, dated December 4, 2020 (as may be amended and/or supplemented, the “Offering Memorandum”). The Offering Memorandum sets forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with Exempt Resales of the Resale Notes and the Private Placement of the Regulation D Notes by KBW and by all dealers to whom Resale Notes may be sold. Any references to the Offering Memorandum shall be deemed to include all exhibits and annexes thereto.

On January 16, 2020, the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form 10, covering the registration of the Company’s Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

It is understood and acknowledged that holders (including subsequent transferees) of the Notes and the Underlying Securities shall have the registration rights set forth in the registration rights agreement, to be dated as of the Closing Date, by and between the Company and KBW, for the benefit of KBW and the holders of the Notes and the Underlying Securities, which shall be in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”), for so long as such Notes and/or Underlying Securities constitute “Registrable Securities” (as defined in the Registration Rights Agreement).

The Company and KBW hereby agree as follows:

1.	Sale and Purchase.

(a) 144A/Regulation S Notes. Upon the basis of the representations and warranties and other terms and conditions set forth in this Agreement, the Company agrees to sell and issue to KBW, and KBW agrees to purchase from the Company, the aggregate principal amount of 144A/Regulation S Notes set forth in Schedule A at a purchase price of 94.876% of the aggregate principal amount thereof (the “144A/Regulation S Purchase Price”).

(b) Regulation D Notes. Upon the basis of the representations and warranties and other terms and conditions set forth in this Agreement, the Company agrees to sell and issue the aggregate principal amount of Regulation D Notes set forth in Schedule A for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in subscription agreements substantially in the form attached to the Offering Memorandum as Annex III or Annex IV, as applicable (each a “Subscription Agreement”). The Regulation D Notes will be sold by the Company pursuant to this Agreement and the Subscription Agreements at a purchase price of 97.376% of the aggregate principal amount thereof (the “Regulation D Purchase Price”). KBW will be responsible for collecting a completed and executed Subscription Agreement from each Accredited Investor that subscribes for Regulation D Notes and will deliver each such Subscription Agreement to the Company prior to the Closing Time. As compensation for the services to be provided by KBW in connection with the Private Placement, at KBW’s election, KBW may withhold from the applicable purchase price to be paid to the Company, or the Company shall pay to KBW, at the Closing Time an amount equal to 2.50% of the aggregate principal amount sold at such time (the “Placement Fee”).

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2.	Payment and Delivery.

(a) 144A/Regulation S Notes. The closing of KBW’s purchase of the 144A/Regulation S Notes shall be held at the office of Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036 (unless another place shall be agreed upon by KBW and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth in this Agreement, KBW shall pay to the Company the aggregate 144A/Regulation S Purchase Price for the 144A/Regulation S Notes sold by the Company hereunder by wire transfer of immediately available funds to an account previously designated by the Company in writing, against delivery by the Company of the 144A/Regulation S Notes to KBW for KBW’s account through the facilities of DTC in such denominations and registered in such names as KBW shall specify. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the fifth (5th) business day after the date hereof (unless another time, not later than ten (10) business days after such date, shall be agreed to by KBW and the Company) (the “Closing Date”). The time at which such payment and delivery are actually made on the Closing Date referred to herein as the “Closing Time.”

(b) Regulation D Notes. At the Closing Time, subject to the satisfaction or waiver of the closing conditions set forth in this Agreement, KBW shall cause Truist Bank, as the escrow agent (the “Escrow Agent”), to pay to the Company the aggregate Regulation D Purchase Price for the Regulation D Notes placed by KBW at the Closing Time (net of any Placement Fee, if the Placement Fee is withheld by KBW as provided in the immediately following paragraph), against the Company’s delivery of the Regulation D Notes to the purchasers thereof, in book-entry form through the facilities of DTC.

At the Closing Time, unless KBW has withheld such amount from the applicable purchase price paid (if applicable to the Company with respect to the Regulation D Notes placed by KBW on such date), the Company shall pay to KBW, by wire transfer of immediately available funds to an account or accounts designated by KBW, any Placement Fee amount payable with respect to the Regulation D Notes for which the Company shall have received the aggregate Regulation D Purchase Price.

3.	Offering of the Notes; Restrictions on Transfer.

(a) KBW represents and warrants to and agrees with the Company that: (i) it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D; (ii) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and, with respect to Resale Notes sold in reliance on Regulation S promulgated under the Securities Act (“Regulation S”), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (iii) it has solicited and will solicit offers to buy the Resale Notes only from, and has offered and will offer, sell and deliver the Resale Notes only to, (A) persons whom KBW reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to KBW that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex I to the Offering Memorandum, and (B) persons (each a “Regulation S Purchaser”) to whom, and under which circumstances, KBW reasonably believes offers and sales of Resale Notes may be made without registration under the Securities Act in reliance on Regulation S, and who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex II to the Offering Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the “Eligible Purchasers”).

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(b) The Company represents and warrants to and agrees with KBW that, assuming the accuracy of KBW’s representations and warranties and KBW’s compliance with its obligations set forth in this Agreement, (i) none of the Company or its controlled affiliates or the other persons (if any) acting on behalf of it or any of its controlled affiliates (in each case, other than KBW, as to which no representation is made), has solicited or will solicit any offer to buy, or has offered or will offer to sell, the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and (ii) (A) each of the Company and its controlled affiliates and any person acting on behalf of it or any of its controlled affiliates (in each case, other than KBW as to which no representation is made) has solicited and will solicit offers to buy the Regulation D Notes only from, and has offered and will offer, sell or deliver the Regulation D Notes only to, Accredited Investors, and (B) the Company will sell the Regulation D Notes only to Accredited Investors that have provided to the Company fully completed and executed Subscription Agreements substantially in the form of Annex III or Annex IV, as applicable, to the Offering Memorandum.

(c) The Company represents and warrants to and agrees with, KBW that, assuming the accuracy of KBW’s representations and warranties and KBW’s compliance with its obligations set forth in this Agreement, (i) none of the Company or its controlled affiliates or the other persons (if any) acting on behalf of it or any of its controlled affiliates (in each case, other than KBW as to which no representation is made), has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) in the United States with respect to the Notes, and (ii) each of the Company and its controlled affiliates, and any person acting on behalf of it or any of its controlled affiliates (in each case, other than KBW as to which no representation is made), has complied and will comply with the offering restrictions of Regulation S.

(d) KBW represents and warrants that it has not offered or sold, nor will it offer or sell, any Resale Notes in a jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those jurisdictions.

(e) Each of KBW, on one hand, and the Company, on the other hand, represents and warrants to the other that no action has been or is being taken by it or is contemplated that would permit an offering or sale of the Notes, or possession or distribution of the Offering Memorandum or any other offering material relating to the Notes, in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for the Company or KBW).

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(f) Each of KBW and the Company agrees that KBW may arrange for the private offer and sale of (i) a portion of the Resale Notes to a limited number of Eligible Purchasers (which may include affiliates of KBW), and (ii) the Regulation D Notes by the Company to Accredited Investors (which may include affiliates of KBW) in each case under restrictions and other circumstances designed to preclude a distribution of the Notes that would require registration of the Notes under the Securities Act.

(g) Each of KBW and the Company agrees that the Notes may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Notes are registered under the Securities Act or if an exemption from registration thereunder is available, and in any case, in accordance with the procedures set forth in the Offering Memorandum and, with respect to the Regulation D Notes, the Subscription Agreements, and with respect to the 144A/Regulation S Notes, the purchaser’s letters substantially in the form of Annex I and Annex II to the Offering Memorandum. KBW hereby establishes, represents, warrants and agrees that it has observed and will observe, the following procedures in connection with offers, sales and subsequent resales or other transfers of any Notes resold or placed by KBW:

(i) Sales only to Eligible Purchasers. Initial offers and sales of the Resale Notes will be made only in Exempt Resales by KBW to investors that KBW reasonably believes to be Eligible Purchasers and who have delivered to the Company and KBW fully completed and executed purchaser’s letters substantially in the form of Annex I or Annex II, as applicable, to the Offering Memorandum.

(ii) No general solicitation. The Notes will be offered only by approaching prospective purchasers on an individual basis with whom KBW and/or the Company has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D has been or will be used in connection with the offering of the Notes.

(iii) Delivery of Offering Memorandum. KBW will deliver to each purchaser of such Notes a copy of the Offering Memorandum, as amended and supplemented by the Company as of the date of such delivery, prior to or together with a confirmation of the sale of the Notes, in accordance with applicable law.

(iv) Restrictions on transfer. The Offering Memorandum shall state that the offer and sale of the Notes have not been, and will not be, registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Notes or of any interest therein prior to the date that is one year (or such shorter period as is prescribed by Rule 144 under the Securities Act as then in effect) after the later of the original issuance of such Notes and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes may be made by a purchaser of such Notes, except as follows:

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(A) to the Company or any subsidiary thereof;

(B) pursuant to a registration statement that has been declared effective under the Securities Act;

(C) for so long as the Notes are eligible for resale pursuant to Rule 144A, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A;

(D) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S; or

(E) pursuant to any other available exemption from the registration requirements of the Securities Act;

in each case (x) in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction, the Indenture and the Company’s Charter Documents (as defined below), and (y) with respect to (C), (D), and (E) above, only to those purchasers who deliver to the Company and KBW a fully completed and executed transferee’s letter substantially in the form of Annex V to the Offering Memorandum.

(h) Each of KBW and the Company agrees that each purchase of Resale Notes by KBW from the Company, and each initial resale of Resale Notes by KBW in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the respective representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of KBW and the Company contained herein.

(i) KBW shall provide to the Company at the Closing Time, a copy of a “Blue Sky Survey” or other similar memorandum (“Blue Sky Memorandum”) received by KBW from its legal counsel, which shall describe in all material respects the required qualifications or registrations (or exemptions from the qualification or registration) under the applicable state securities laws (“Blue Sky Laws”) with respect to the Notes. KBW shall have complied in all material respects with all of such required qualifications or registrations (or qualified for any exemptions from the qualification or registration) set forth therein, other than such requirements as may be applicable to the Company.

(j) KBW represents and warrants to Company that none of KBW, its predecessors, affiliated issuers, directors, general partners, managing members, executive officers or other officers participating in the Private Placement, the beneficial owners of twenty percent (20%) or more of KBW’s outstanding voting equity securities (calculated on the basis of voting power), or the promoters (as that term is defined in Rule 405 under the Securities Act) connected with KBW in any capacity at the time of sale (each, a “KBW Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or Rule 506(d)(3) under the Securities Act. KBW has exercised reasonable care to determine whether any KBW Covered Person is subject to a Disqualification Event. KBW has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Company a copy of any disclosures provided thereunder. KBW will notify the Company in writing, prior to the Closing Date, of any Disqualification Event relating to any KBW Covered Person not previously disclosed to the Company in accordance with this Section 3(j).

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(k) Upon the original issuance of the Notes, and until such time as the same is no longer required under the applicable requirements of the Securities Act, any global notes representing the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (in addition to any other legends that may be required by DTC or deemed necessary by the Company to ensure compliance with the Securities Act or under Maryland law):

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF TRINITY CAPITAL INC. (THE “COMPANY”) AND ITS AGENTS THAT, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (I) TO THE COMPANY OR A SUBSIDIARY THEREOF; (II) pursuant to a registration statement that has been declared effective under the Securities Act; (II) TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN, AND PURSUANT TO, RULE 144A UNDER THE SECURITIES ACT; (IV) TO A PERSON WHO IS NOT A UNITED STATES PERSON IN AN “OFFSHORE” TRANSACTION WITHIN THE MEANING OF, AND PURSUANT TO, REGULATION S; OR (V) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL IF REQUESTED, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY SHALL REFUSE TO REGISTER ANY SALE OR TRANSFER OF THE SECURITY NOT MADE IN ACCORDANCE WITH THE FOREGOING PROVISIONS.

(l) Prior to the Closing Date, KBW may update Schedule A to inform the Company of (i) the aggregate principal amount of Notes that are 144A/Regulation S Notes, and (ii) the aggregate principal amount of Notes that are Regulation D Notes; provided, in no event shall the aggregate principal amount of Notes to be sold under this Agreement be modified from the aggregate amount of Notes set forth on Schedule A as of the date hereof.

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(m) The execution and delivery of this Agreement and each other Transaction Agreement (as defined below) by KBW and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of KBW and no further action is required by KBW in connection herewith or therewith. This Agreement and each other Transaction Agreement to KBW is a party have been (or upon delivery will have been) duly executed by KBW and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of KBW enforceable against KBW in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.

4.	Representations and Warranties of the Company.

The Company hereby represents and warrants to KBW, as of the date of this Agreement and the Closing Time, and agrees with KBW, as follows:

(a) the Offering Memorandum does not and, at the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Offering Memorandum made in reliance upon, and in conformity with, information furnished to the Company in writing by KBW expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);

(b) all required action has or will have been taken under the Securities Act and the Securities Act Regulations, the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), and any state securities laws and regulations to make the Private Placement and the issuance and sale of the Notes by the Company. The provisions of the Company’s articles of incorporation and bylaws (collectively, the “Charter Documents”), and the investment objective, policies and restrictions described in the Offering Memorandum comply in all material respects with the requirements of the Investment Company Act;

(c) the Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to (i) own, lease or operate its properties and conduct its business as described in the Offering Memorandum, and (ii) execute and deliver this Agreement, the Registration Rights Agreement, the Indenture and the Notes (collectively, the “Transaction Agreements”), and consummate the transactions contemplated hereby (including the sale, issuance, and delivery of the Notes) and thereby;

(d) the execution and delivery of this Agreement, the Registration Rights Agreement, the Indenture and the Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s board of directors or the Company’s stockholders in connection herewith or therewith. This Agreement, the Registration Rights Agreement, the Indenture, the Notes have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws;

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(e) each subsidiary of the Company (a complete list of which is set forth in Exhibit B hereto) (each a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Offering Memorandum; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; other than Subsidiaries that are special purpose entities, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid, and only with respect to any Subsidiary which is a corporation, non-assessable, and are owned by the Company or another Subsidiary free and clear of any lien, encumbrance or claim (each, a “Lien”), other than statutory Liens created by state or federal securities laws restricting the transfer of such equity interests; no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the Company had, as of the applicable date indicated in the Offering Memorandum, and will have, as of the Closing Time, the duly authorized capitalization set forth in the Offering Memorandum under the caption “Capitalization,” after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of, or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Charter Documents, under any agreement to which the Company is a party, or otherwise; except as disclosed in or contemplated by the Offering Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

(g) the Notes have been duly authorized for sale, issuance, and delivery pursuant to this Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be validly issued and fully paid and nonassessable, free and clear of any Lien (other than statutory Liens created by state or federal securities laws restricting the transfer of such equity interests), and the sale, issuance, and delivery of the Notes by the Company pursuant to this Agreement are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents, under any agreement to which the Company is a party, or otherwise, except as provided in the Registration Rights Agreement; and the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture;

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(h) the Company and each of the Subsidiaries has good and valid title to all assets and properties reflected as owned by it in the Offering Memorandum (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of any Liens, except such as are disclosed in the Offering Memorandum; any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Offering Memorandum, and none of the Company or the Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease;

(i) the Company and each Subsidiary owns or possesses such licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to conduct the Company’s and/or such Subsidiary’s respective business as described in the Offering Memorandum, except such as are disclosed in the Offering Memorandum, and none of the Company or the Subsidiaries has received written notice of any infringement of or conflict with (and none of the Company or the Subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles, which would reasonably be expected to have a Material Adverse Effect (as defined below);

(j) the Company and the Subsidiaries have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries (the “IT Systems”); the IT Systems are reasonably adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear, to the Company’s knowledge, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, a have a material adverse effect on the business, condition (financial or otherwise), management, properties, net assets, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). The Company and the Subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

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(k) none of the Company or the Subsidiaries has violated, or received written notice of any violation with respect to, any law, rule, regulation, order, decree or judgment (each, a “Law”) applicable to it and its business, including those relating to transactions with affiliates, lending, debt collection, notice, privacy, environmental, safety or similar Laws, federal or state Laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours Laws, the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), except for those violations, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(l) neither the Company nor any Subsidiary, nor to the Company’s knowledge, any director, officer, employee, or agent of the Company or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation thereunder, the Bribery Act 2010 of the United Kingdom; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or any other applicable anti-bribery or anti-corruption law; or (v) or made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(m) as of the date hereof there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the directors, officers, affiliates, or representatives of the Company or any Subsidiary, or any of the immediate family members of any of them;

(n) except with respect to KBW, none of the Company or the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

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(o) the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any of the Charter Documents, (ii) any obligation, agreement, covenant or condition contained in any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its assets may be bound or affected, or (iii) any Law applicable to the Company, except, in the case of clause (ii), for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p) none of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any of its charter documents, (ii) any obligation, agreement, covenant or condition contained in any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective assets may be bound or affected, or (iii) any Law applicable to such Subsidiary, except, in the case of clause (ii) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q) the execution, delivery and performance by the Company of the Transaction Agreements, the consummation by the Company of the transactions contemplated hereby and thereby, the compliance by the Company with the terms and provisions hereunder and thereunder, the sale, issuance, and delivery of the Notes by the Company, and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of any of the Charter Documents, (ii) any provision of any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective assets may be bound or affected, or (iii) any Law issued by any federal, state or local government, regulatory commission, court, administrative agency or commission, or other governmental body, board, agency, authority or instrumentality of competent jurisdiction (each, a “Governmental Authority”) applicable to the Company or any Subsidiary, except in the case of clause (ii) for such conflicts, breaches or defaults which have been validly waived or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(r) the Notes, the Registration Rights Agreement, the Indenture and this Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

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(s) assuming (i) the accuracy of KBW’s representations and warranties and the performance by KBW of its covenants and agreements set forth in Section 3 hereof, and the accuracy of the purchaser’s representations and warranties and compliance with its undertakings set forth in the applicable executed purchaser’s letter substantially in the form of Annexes I through IV included in the Offering Memorandum, as applicable, (ii) that the purchasers who buy the Resale Notes in Exempt Resales are Eligible Purchasers, and (iii) that the purchasers who buy the Regulation D Notes in the Private Placement are Accredited Investors: (A) it is not necessary in connection with the offer, sale and delivery of the Regulation D Notes to the Accredited Investors and the 144A/Regulation S Notes to KBW and the Resale Notes to each Eligible Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register such Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended; and (B) no approval, authorization, consent or order of or filing with any Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Notes or the Indenture, or the consummation by the Company of the transactions contemplated hereby and thereby, or the sale, issuance, and delivery of the Notes as contemplated hereby, other than (w) such as have been obtained or made, or will have been obtained or made at the Closing Time, (x) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered or placed by KBW, (y) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including, without limitation, the filing of the registration statement(s) required thereby with the Commission, and (z) the filing of a Form D with the Commission and with the applicable state regulatory authorities;

(t) the Company and each of the Subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any Law (collectively, the “Authorizations”) required in order to conduct its respective business as described in the Offering Memorandum; the Company and each of the Subsidiaries have complied with the terms of the necessary Authorizations and there are not pending modifications, amendments or revocations of the Authorizations; the Company and the Subsidiaries have paid all fees due to Governmental Authorities pursuant to the Authorizations; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete; and the Company and the Subsidiaries are not in violation of, or in default under, any such Authorizations or any Law issued by a Governmental Authority applicable to the Company or any such Subsidiary, except to the extent that any failure to have, comply with, pay any fees pursuant to, file any reports in connection with, or violate or default under any such Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(u) there is no outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator affecting the business of the Company or any of the Subsidiaries, which draws into question the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement; there is no litigation, arbitration, investigation or other proceeding of or before any Governmental Authority pending, or, to the knowledge of the Company, threatened in writing, against the Company, any Subsidiary, any stockholder of the Company, or any stockholder or member of any Subsidiary;

(v) the Offering Memorandum contains accurate summaries in all material respects of all material contracts, agreements, instruments and other documents of the Company that would be required to be described in a prospectus included in a registration statement on Form N-2 under the Securities Act if the offering of the Notes contemplated hereunder were a registered public offering of securities by the Company; the copies of all such contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to KBW or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

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(w) other than as set forth in the Offering Memorandum, there are no actions, suits, proceedings, inquiries or investigations (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties, directors, officers or employees at law or in equity, or before or by any Governmental Authority; other than KBW, the Company has not authorized anyone to make any representations regarding the offer and sale of the Notes, or regarding the Company or any Subsidiary in connection therewith; none of the Company or the Subsidiaries has received written notice of any order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, and no Proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated;

(x) no securities of the Company of the same class (within the meaning of Rule 144A) as the Notes are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system; and the Offering Memorandum, as of its date, contains or will contain all the material information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act;

(y) none of the Company, its predecessors, its affiliated issuers, its directors, general partners, managing members, executive officers, other officers of the Company participating in the Private Placement, the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power), or the promoters (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person,” and collectively, the “Company Covered Persons”) is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or Rule 506(d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506 under the Securities Act, and has furnished to KBW a copy of any disclosures provided thereunder. The Company shall notify KBW in writing prior to the Closing Date of any Disqualification Event relating to any Company Covered Person not previously disclosed to KBW in accordance with this Section 4(y);

(z) subsequent to September 30, 2020 and except as may be otherwise disclosed in the Offering Memorandum, there has not been (i) any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, contemplated in any substantive manner or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its equity securities, or any purchase by the Company or any Subsidiary of any of its outstanding equity securities, or (v) any change of the equity securities or indebtedness of the Company or any Subsidiary;

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(aa) except as disclosed in the Offering Memorandum, there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act;

(bb) except with respect to the Blue Sky Laws, the Company has not relied upon KBW or legal counsel for KBW for any legal, tax or accounting advice in connection with the offering and sale of the Notes;

(cc) none of the independent directors named in the Offering Memorandum has, within the last five years, been employed by or affiliated, directly or indirectly, with the Company or any of the Subsidiaries, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Company, any of the Subsidiaries, or any of their respective affiliates;

(dd) in connection with the offering of the Notes, none of the Company, the Subsidiaries, or their respective controlled affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than KBW), (i) offered the Notes, Common Stock or any other securities convertible into or exchangeable or exercisable for the Notes or Common Stock in a manner in violation of the Securities Act or the Securities Act Regulations, (ii) distributed any other offering material in connection with the offer and sale of the Notes, other than as described in the Offering Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Securities Act;

(ee) none of the Company, the Subsidiaries, or their respective controlled affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(ff) the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Company reasonably deems adequate; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are, or as of the Closing Date, will be in full force and effect; the Company is, or will be as of the Closing Date, in compliance with the terms of such policy and fidelity bond; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business;

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(gg) none of the Company, the Subsidiaries, or, to the Company’s knowledge, their respective directors, officers, affiliates, or representatives has taken, directly or indirectly, any action that might reasonably be expected to cause or result (under the Exchange Act) in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Notes;

(hh) the financial statements of the Company, including the notes and schedules thereto, included in the Offering Memorandum, (i) present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the respective dates thereof, and the results of operations and statements of cash flows for the periods specified, (ii) correctly reflect and disclose all extraordinary items, and (iii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis;

(ii) Ernst & Young LLP, who has certified certain financial statements included in the Offering Memorandum, whose report with respect to such financial statements is included in the Offering Memorandum, and who has delivered a comfort letter referred to in Section 6(b) hereof, is an independent registered public accountant with respect to the Company or its applicable predecessors within the meaning of the Securities Act, the Securities Act Regulations, and the Public Company Accounting Oversight Board (United States), as required by the Securities Act for registered offerings;

(jj) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Memorandum, (A) the Company is not aware of any material weaknesses or significant deficiencies (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the Company’s internal controls over financial reporting, and (B) there has been no change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Offering Memorandum that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting;

(kk) the operations of the Company and its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its affiliates with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

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(ll) none of the Company, the Subsidiaries, or, to the knowledge of the Company, the directors, officers, employees, affiliates, or agents of the Company or any Subsidiary is currently subject to, or a target of, any sanctions administered or enforced by the U.S. government (including, without limitation, Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, (ii) to fund or facilitate any activities of or business in any Sanctioned Country (as defined below) in violation of applicable law or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriting, advisor, investor or otherwise) of applicable sanctions laws. Neither the Company nor the Subsidiaries have knowingly engaged in, nor are they now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable sanctions laws or with any country or territory that is the subject or target of applicable sanctions laws, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”), except as permitted by applicable law;

(mm) the Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and participation by “benefit plan investors” in the Company has at no time been “significant” for purposes of Section 2510.3-101(f) of the Regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA;

(nn) no labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, which would be reasonably be expected to result in a Material Adverse Effect;

(oo) any certificate signed by any officer of the Company delivered to KBW or to counsel for KBW pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to KBW as to the matters covered thereby;

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(pp) except where such failure to file or pay a tax, assessment, charge or lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and the Subsidiaries have accurately prepared and timely filed (taking into account any extensions of time within which to file) any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company and the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), and (ii) there is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, other than Liens for taxes not yet due and payable; no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the knowledge of the Company, threatened; since the date of the most recent audited financial statements, none of the Company or the Subsidiaries has incurred any liability for taxes other than in the ordinary course of its business;

(qq) except as otherwise disclosed in the Offering Memorandum, the Company and its consolidated Subsidiaries have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

(rr) except such as are disclosed in the Offering Memorandum, at the Closing Time, the Company and the Subsidiaries will possess, or have the right to use, all of the material assets, tangible and intangible, that they require to conduct their respective businesses as presently conducted, and there are no material assets reasonably necessary for the conduct of their businesses as presently conducted that will not be transferred, licensed or leased to them as of the Closing Time;

(ss) nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included in the Offering Memorandum are not based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects;

(tt) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(uu) no relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, which would be required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement on Form N-2 under the Securities Act, which is not so described in the Offering Memorandum;

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(vv) except as disclosed in the Offering Memorandum under the caption “Certain Relationships and Related Party Transactions,” the Company and its Subsidiaries have not entered into any transaction with any person which would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(ww) since January 16, 2020, the Company has been organized and operated in conformance with the requirements to be taxed as a regulated investment company (“RIC”) under Subchapter M of the Code;

(xx) the Company has elected to be regulated by the Commission as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn, nor to the best of the Company’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; since January 16, 2020, the Company has been organized and operated in material conformance with the requirements of the Investment Company Act applicable to business development companies;

(yy) the Company has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance for each administrator and transfer agent of the Company;

(zz) the Transaction Agreements comply in all material respects with all applicable provisions of the Securities Act, the Securities Act Regulations, the Investment Company Act and the rules and regulations promulgated thereunder;

(aaa) neither the Company nor any Subsidiary is required to register as an “investment company” under the Investment Company Act;

(bbb) the individuals set forth on Schedule B hereto have executed and delivered to KBW a lock-up agreement in the form attached as Exhibit C hereto;

(ccc) upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible into cash, Underlying Securities, and/or a combination of cash and Underlying Securities, as set forth in the Indenture and in accordance with the terms of the Notes; the Underlying Securities reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, if issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights; and

(ddd) there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“SOX”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

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5.	Certain Covenants of the Company.

The Company hereby agrees with KBW as follows:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offer and sale under the securities or blue sky laws of such states and other jurisdictions as KBW may reasonably designate, or as required for the Private Placement and the Exempt Resales to maintain such qualifications in effect as long as required by such Laws for the distribution of the Notes and for the Exempt Resales of the Resale Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or other foreign entity or to consent to the service of process under the Laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Notes);

(b) to furnish promptly (and with respect to the initial delivery of such Offering Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to KBW or to purchasers upon the direction of KBW as many copies of the Offering Memorandum (and any amendments or supplements thereto) as KBW may request for the purposes contemplated by this Agreement;

(c) to advise KBW promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Offering Memorandum shall (in the reasonable view of KBW after consultation with its counsel) be required to be distributed by KBW in connection with an Exempt Resale (and KBW hereby agrees to promptly notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Offering Memorandum then being used so that the Offering Memorandum would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Notes, or of any exemption from such qualification or from registration of the Notes, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and, if any Governmental Authority should issue any such order, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible;

(d) not to amend or supplement the Offering Memorandum prior to the Closing Time, unless KBW shall previously have been advised thereof and shall have consented (which consent shall not be unreasonably withheld or delayed) thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

(e) during any period in the one year (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144 under the Securities Act or any successor rule) after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to furnish, upon request, to any holder of such Notes the information (“Rule 144A Information”) specified in Rule 144A(d)(4) under the Securities Act; and any such Rule 144A Information shall not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

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(f) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Offering Memorandum;

(g) that the Company shall not, and shall cause its controlled affiliates (as defined in Section 501(b) of Regulation D) not to, whether directly or through any agent or person acting on its behalf (other than KBW): (i) offer the Notes, Common Stock or any other securities convertible into, exchangeable or exercisable for the Notes or Common Stock in a manner in violation of the Securities Act or the Securities Act Regulations; (ii) distribute any other offering material in connection with the offer and sale of the Resale Notes and the Regulation D Notes, other than as described in the Offering Memorandum; or (iii) sell, offer for sale, solicit offers to buy, or otherwise negotiate in respect of, any security (as defined in the Securities Act) which will be integrated with the offering and sale of the Notes in a manner that would require the registration under the Securities Act of the sale to KBW or the Eligible Purchasers of the Resale Notes or to the Accredited Investors of the Regulation D Notes;

(h) that the Company will not, and will use its commercially reasonable efforts to cause its controlled affiliates not to, take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes;

(i) that, except as permitted by the Securities Act, the Company shall not, and shall cause its controlled affiliates not to, distribute any offering materials in connection with Exempt Resales;

(j) to pay all expenses, fees and taxes in connection with (i) the preparation of the Offering Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to KBW (including costs of mailing and shipment), (ii) the preparation, sale, issuance and delivery of the Notes, including any stock or other transfer taxes or duties payable upon the sale of the Resale Notes to KBW, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state Laws and the determination of their eligibility for investment under state Law as aforesaid (including any filing fees and fees and disbursements of KBW’s counsel in connection therewith), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to KBW and to dealers, (v) all fees and disbursements of counsel and accountants for the Company, (vi) the fees and expenses of the trustee for the Notes, (vii) costs of background investigations, (viii) the reasonable costs and expenses incurred by the Company in connection with the marketing of the Notes, including all reasonable and documented “out of pocket” expenses, and expenses of personnel of the Company, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, and (ix) performance by the Company of the Company’s other obligations hereunder;

(k) to use commercially reasonable efforts in cooperation with KBW to obtain permission for the Notes to be eligible for clearance and settlement through DTC;

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(l) in connection with Resale Notes offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Notes not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Notes in the form of definitive securities;

(m) to furnish to KBW, during the period referred to in Section 5(c)(i), not fewer than two (2) business days before filing with the Commission, a copy of the most current draft at such time of any document proposed to be filed with the Commission pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act;

(n) During a period of thirty (30) days from the date of the Offering Memorandum (the “Lock-Up Period”), the Company shall not, without the prior written consent of KBW, (i) directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing (provided, however, the Company may file a universal shelf registration statement on Form N-2 under the Securities Act to register the offer and sale of common stock, preferred stock, subscription rights, warrants and debt securities to be issued from time to time by the Company, and resale registration statements on Form N-2 pursuant to that certain registration rights agreement related to the Common Stock, dated January 16, 2020, and that certain registration rights agreement related to the Company’s 7.00% senior unsecured notes due 2025, dated January 16, 2020) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any debt securities issued or guaranteed by the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any debt securities issued or guaranteed by the Company, in cash or otherwise. For the avoidance of doubt, nothing in this Section 5(n) will limit the Company’s ability to increase the size of the Credit Agreement or enter into one or more additional credit agreements.

(o) for a period of five (5) years following the Closing Date, the Company shall furnish as soon as practicable to KBW at Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, NY 10019, Attention: Capital Markets, to the extent not furnished or filed with the Commission, copies of all reports or other communications (financial or other) furnished generally to holders of its securities, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such additional information concerning the business and financial condition of the Company as KBW may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(p)that the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences;

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(q) the Company and its Subsidiaries shall comply with all effective applicable provisions of SOX;

(r) for a period of at least two (2) years from the Closing Date, the Company shall maintain its status as a business development company under the Investment Company Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(s) that the Company shall conform with the applicable requirements to be treated as a RIC under Subchapter M of the Code for so long as the Company is a business development company under the Investment Company Act;

(t) participation by “benefit plan investors” in the Company has shall at all times not be “significant” for purposes of Section 2510.3-101(f) of the Regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA;

(u) that, as soon as reasonably practicable following the completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company’s board of directors to approve any changes to the corporate governance policies and procedures that may be required by Law or applicable regulations of The Nasdaq Stock Market LLC or other national securities exchange on which the Common Stock becomes listed or quoted prior to effectiveness of any registration statement filed with the Commission under the Securities Act or the listing of the Common Stock on any national securities exchange; and

(v) the Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Notes. The Company will use its commercially reasonable efforts to cause the Underlying Securities to be listed on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) and to maintain such listing pursuant to the terms of the Registration Rights Agreement.

6.	Conditions of KBW’s Obligations.

The obligations of KBW hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time, as applicable, (ii) the accuracy of the statements of the Company’s officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its respective covenants and other obligations hereunder in all material respects, and (iv) the following other conditions:

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(a) The Company shall have furnished to KBW on the Closing Date, the opinion and negative assurance letter of Eversheds Sutherland (US) LLP, counsel to the Company, addressed to KBW and dated the Closing Date, in substantially the form attached hereto as Exhibit D. Such opinion and negative assurance letter shall indicate that they are being rendered to KBW pursuant to the terms of this Agreement.

(b) KBW shall have received from Ernst & Young LLP (i) on the date hereof, a “comfort” letter dated the date hereof, and (ii) on the Closing Date, a “bring down” comfort letter, dated the Closing Date, relating to the matters covered in the comfort letter referred to in clause (i) above. Each comfort letter shall be addressed to KBW and the board of directors of the Company and shall be in form and substance reasonably satisfactory to KBW.

(c) KBW shall have received on the Closing Date, a favorable opinion and negative assurance letter of Dechert LLP, counsel to KBW, dated the Closing Date, in form and substance satisfactory to KBW.

(d) Prior to the Closing Time, (i) no suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred, and (ii) the Offering Memorandum, together with any amendments or supplements thereto, or any modifications thereof, shall not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(e) Between the time of execution of this Agreement and the Closing Time, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company and its Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary that has not been fully and accurately disclosed in the Offering Memorandum, as modified by any amendment or supplement thereto, and (iii) no order or decree preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

(f) The Company shall have delivered to KBW a certificate, dated the Closing Date, executed by the secretary of the Company on behalf of the Company, as to (i) the resolutions adopted by the Company’s board of directors in form and substance reasonably acceptable to KBW, (ii) the Charter Documents, each as in effect as of the Closing.

(g) The Company shall have delivered to KBW a certificate, dated the Closing Date, as applicable, executed by its chief executive officer and chief financial officer, to the effect that (i) the representations and warranties of the Company set forth in this Agreement are true and correct as of the Closing Date, as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (ii) the conditions set forth in Section 6(d) and Section 6(e) hereof shall have been satisfied and be true and correct as of the Closing Date, and (iii) the Company has complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

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(h) On or before the Closing Time, KBW shall have received the Registration Rights Agreement executed by the Company.

(i) The Company shall have furnished to KBW such other documents and certificates as to the accuracy and completeness of any statement in the Offering Memorandum, or any amendment or supplement thereto, and any additional matters as KBW may reasonably request, as of the Closing Time.

(j) The Company and the Trustee shall have executed and delivered the Second Supplemental Indenture in form and substance satisfactory to KBW, and KBW shall have received copies thereof.

(k) Each Subscription Agreement shall remain in full force and effect, and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof.

(l) The aggregate principal amount of Regulation D Notes to be sold on the Closing Date to investors who have properly executed Subscription Agreements in the form of Annex III or Annex IV, as applicable, to the Offering Memorandum, and who have funded the full amount of their purchase price into escrow, plus the aggregate principal amount of 144A/Regulation S Notes to be resold by KBW on the Closing Date to investors who have properly executed purchaser’s letters in the form of Annex I or Annex II, as applicable, to the Offering Memorandum, and who have not communicated to KBW or the Company any intention to withdraw or otherwise refuse to settle their purchase, shall equal the aggregate principal amount of Notes as set forth in Schedule A.

7.	Termination.

(a) The obligations of KBW hereunder shall be subject to termination in the absolute discretion of KBW at any time prior to the Closing Time, if (i) any of the conditions specified in Section 6 hereof shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) additional material governmental restrictions, not in force on the date of this Agreement, have been imposed upon the sale or trading in securities, (v) a banking moratorium shall have been declared either by the United States or New York State authorities, (vi) any outbreak or escalation of hostilities or other calamity, terrorist activity, crises or any change or development involving a prospective change in national or international political, financial, economic or other conditions or (vii) declaration by the United States of a national emergency or war or other calamity shall have occurred, the effect of any of which is such as to make it, in the sole reasonable judgment of KBW, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by the Agreement. In the event that KBW elects to terminate this Agreement prior to the Closing Time, then the obligations of any persons who have agreed to purchase the Regulation D Notes at the Closing Time shall immediately terminate.

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(b) The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of KBW set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation or statement as to the results thereof, made by or on behalf KBW, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If the purchase of the Notes by KBW is not consummated for any reason other than solely because of (i) a material default of KBW’s obligations hereunder or (ii) the termination of this Agreement pursuant to Section 7(a)(ii), Section 7(a)(iii), Section 7(a)(iv), Section 7(a)(v), Section 7(a)(vi) or Section 7(a)(vii), the Company shall reimburse KBW for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by KBW in connection with the offering of the Notes and the other transactions hereunder, and the respective obligations of the Company and KBW pursuant to Section 8 hereof shall also remain in effect. In addition, if any Notes have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5 shall remain in effect. If the sale to KBW of the Resale Notes, as contemplated by this Agreement, is not carried out by KBW for any reason permitted under this Agreement or if such sale is not carried out because the Company is unable to comply with any of the terms of this Agreement, KBW shall not be under any obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8.	Indemnity.

(a) The Company agrees to indemnify, defend and hold harmless KBW and its affiliates, and their respective directors, officers, partners, members, employees, representatives and agents, and any person who controls KBW within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damages or claim (or actions in respect thereof) (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, KBW or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damages or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by KBW to the Company expressly for use in the Offering Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

(b) KBW agrees to indemnify, defend and hold harmless the Company and its affiliates, and their respective its directors, officers, partners, members, employees, representatives and agents, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damages or claim (or actions in respect thereof) (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in the Offering Memorandum that was made in reliance upon and in conformity with information furnished in writing by KBW to the Company expressly for use in the Offering Memorandum (or in any amendment or supplement thereof), such information being limited to the following: (i) the last paragraph of the cover page regarding delivery of the Notes and (ii) the second paragraph and the last paragraph of the section entitled “Plan of Distribution.”

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(c) If any action is brought against any person or entity (each, an “Indemnified Party”), in respect of which indemnity may be sought pursuant to Section 8(a) or Section 8(b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each, an “Indemnifying Party”) in writing of the institution of such action, and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party(ies), unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party(ies), unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time, or (iii) such Indemnified Party(ies) shall have reasonably concluded that counsel selected by the Indemnifying Party has an actual or potential conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party(ies) in any one action or series of related actions in the same jurisdiction representing the Indemnified Party(ies) who are parties to such action). Notwithstanding anything in this paragraph to the contrary, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party(ies) so long as the Indemnifying Party pays any settlement payment and such settlement (A) includes a complete and unconditional release of the Indemnified Party(ies) from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action, and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party(ies).

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(d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and KBW, on the other hand, from the offering and sale of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of KBW, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and KBW, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of the initial purchaser discount and commission and placement agent fee but before deducting expenses) received by the Company bear to the discount and commission and fee received by KBW. The relative fault of the Company, on the one hand, and of KBW, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by KBW, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(d) above. Notwithstanding the provisions of this Section 8, KBW shall not be required to contribute any amount in excess of the amount (if any) by which its initial purchaser discount and commission and placement agent fee related to the Notes exceeds the amount of any damages which KBW has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of each of the Company and KBW contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of KBW or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls KBW within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or its affiliates, or their respective its directors, officers, partners, members, employees, representatives and agents, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Notes. Each party hereto agrees promptly to notify the other party in writing of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its officers and directors, in connection with the sale and delivery of the Notes, or in connection with the Offering Memorandum, provided that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party(ies).

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(g) The obligations of the parties to this Agreement contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h) Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

9.	Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, and:

(a) if to KBW, shall be sufficient in all respects if delivered or sent to Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, New York 10019, Attention: General Counsel (facsimile: 212-541-6668); with a copy to Dechert LLP, 100 Oliver St., Boston, MA 02110, Attention: Thomas J. Friedmann (facsimile: (617) 275-8389); and

(b) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 3075 West Ray Road, Suite 525, Chandler, AZ 85226, Attention: Steven Brown, with a copy to Eversheds Sutherland (US) LLP, 700 6th St NW, Washington, DC 20001, Attention: Cynthia M. Krus.

10.	Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. KBW undertakes to perform such duties and obligations only as expressly set forth in this Agreement. Such duties and obligations of KBW with respect to the Notes shall be determined solely by the express provisions of this Agreement, and KBW shall not be liable except for the performance of such duties and obligations with respect to the Notes as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (a) the sale and purchase of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discount and commission and fee, is an arm’s-length commercial transaction between the Company, on the one hand, and KBW, on the other hand; (b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) in connection with each transaction contemplated hereby and the process leading to such transaction, KBW is and has been acting solely as a principal, and is not the financial advisor, agent or fiduciary of the Company, any of its affiliates, stockholders, creditors or employees, or any other party; (d) KBW has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether KBW has advised or is currently advising the Company on other matters); (e) KBW and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and KBW has no obligation to disclose any of such interests; and (f) KBW disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from its performance of the duties and obligations expressly set forth in this Agreement. The Company hereby waives and releases, to the fullest extent permitted by Law, any claims that the Company may have against KBW with respect to any breach or alleged breach of agency or fiduciary duty.

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11.	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES AND PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE). The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such Proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

EACH OF KBW AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, CLAIM, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

12.	Headings.

The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.	Parties at Interest.

This Agreement has been and is made solely for the benefit of KBW, the Company, the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, executors and administrators. No other person, partnership, association, corporation or entity (including a purchaser, in its capacity as such, from KBW) shall acquire or have any right under or by virtue of this Agreement.

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14.	Amendments; Waivers.

No amendment, modification or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless same shall be in writing and signed by the parties hereto.

15.	Counterparts.

This Agreement may be signed by the parties in one or more counterparts (including by PDF attachment), each of which shall constitute an original and all of which together shall constitute one and the same agreement among the parties.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding among the Company and KBW, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and KBW.

Very truly yours,

TRINITY CAPITAL INC.

By:	/s/ Steven L. Brown
Name:	Steven L. Brown
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Accepted and agreed to as
of the date first above written:

Keefe, Bruyette & Woods, Inc.

By:	/s/ Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

SCHEDULE A

Aggregate principal amount of Regulation D Notes: $10,065,000

Aggregate principal amount of Regulation 144A/S Notes: $39,935,000

SCHEDULE B

Steven L. Brown

Kyle Brown

Edmund G. Zito

Richard Ward

Ronald E. Estes

Gerald Harder

Ron Kundich

David Lund

Scott Harvey

Sarah Stanton

ExhIbit A

[FORM OF REGISTRATION RIGHTS AGREEMENT]

EXHIBIT B

LIST OF SUBSIDIARIES

Trinity Funding 1, LLC

Trinity Capital Holdings, LLC

EXHIBIT C

Form of Lock-up agreement

Trinity Capital Inc.

Private Placement of 6.00% Convertible Notes due 2025

Dated as of __________, 2020

Keefe, Bruyette & Woods, Inc.

A Stifel Company

787 Seventh Avenue

Fifth Floor

New York, New York 10019

This agreement is being delivered in connection with the proposed Purchase/Placement Agreement (the “Purchase Agreement”) by and between Trinity Capital Inc., a Maryland corporation (the “Company”), and Keefe, Bruyette & Woods, Inc. (“KBW”), relating to a proposed private placement, and initial purchase by KBW, of the Company’s 6.00% Convertible Notes due 2025 (the “Notes”). The Notes will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), cash, and/or a combination of cash and Underlying Securities, as set forth in the indenture, dated January 16, 2020 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as supplemented by that certain second supplemental indenture thereto, to be entered by and between the Company and the Trustee on the Closing Date (as defined in the Purchase Agreement), and in accordance with the terms of the Notes.

In order to induce KBW to enter into the Purchase Agreement, and in light of the benefits that the private placement, and initial purchase by KBW, of the Notes will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with KBW that, during the period beginning on and including the date of the Purchase Agreement through and including the thirtieth (30th) day after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of KBW directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from and including the date of this agreement through and including the expiration of the restricted period, the undersigned will give prior notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that such restricted period has expired.

Notwithstanding the provisions set forth in the second preceding paragraph, the undersigned may, without the prior written consent of KBW, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock

(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, or as may be required by court order or by action of law, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and

(3)  if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value,

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to KBW, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to KBW, and (B) such transfer is not reported or required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer during such 30-day restricted period, assuming, for purposes of this clause (B), that the Company’s Common Stock was registered under the Securities Exchange Act of 1934, as amended. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during such restricted period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such restricted period (as the same may be extended as described above).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not any private placement of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT D

[Form of Legal Opinion AND NEGATIVE ASSURANCE LETTER]